SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009
____________________

COLOR ACCENTS HOLDINGS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-153536
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2301 Maitland Center Parkway
Suite 240
Maitland, Florida 32751
________________________
(Address of principal executive offices)

(407) 551-1300
________________________
(Registrant’s telephone number)

813 Woodburn Road
Raleigh, NC 27605
(919) 376-0558
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a)           all references to “CAEG” refers to Color Accents Holdings, Inc., a Nevada corporation.
(b)           all references to the “M2” refers to M2 Systems Corporation, a Florida corporation.
(c)           all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to CAEG and its subsidiary M2.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.
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Item 1.01Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on September 30, 2009, we entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with M2 Systems Corporation, a Florida corporation, (hereinafter, “M2 Systems”), and each of the shareholders of M2 Systems (the “M2 Systems Shareholders”).

Upon the closing of the Share Exchange on September 30, 2009 (the “Closing”), the M2 Systems Shareholders transferred all of their shares of common stock in M2 Systems to us.  In exchange, we issued to the M2 Systems Shareholders an aggregate of 6,600,000 shares of our common stock (the “Common Stock”), $0.0001 par value per share, representing 81.21% of the shares issued and outstanding immediately after the Closing.  As a result of the Share Exchange, M2 Systems became our wholly-owned subsidiary.

M2 Systems was formed on April 27, 2002 under the laws of the State of Florida, as M2 Systems Corporation.  Immediately prior to the Closing, Michael Muscato and Joseph Adams were the two directors and officers of M2 Systems.

At Closing, our officers and directors resigned from their positions.  Michael Muscato was appointed as our Chief Technology Officer and Director, Joseph Adams was appointed as our Chief Executive Officer and Director, Randy Oveson was appointed as our Chief Financial Officer, and Malcolm Kirschenbaum was appointed as a Director.

The Share Exchange Agreement contained customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the process of exchanging the consideration and the effect of the Share Exchange.  In addition, as a condition to Closing, 5,000,000 shares of our Common Stock held by Diane Pyun were placed in escrow to be canceled within 120 days from Closing.  As of the Closing date, the Company had 8,127,100 shares of Common Stock outstanding, not including the 5,000,000 shares held in escrow and pending cancellation.

This transaction is more fully described in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Share Exchange Agreement

As described in Item 1.01 above, on September 30, 2009, we entered into a Share Exchange Agreement with M2 Systems and M2 Systems Shareholders.

At Closing, pursuant to the terms of the Share Exchange Agreement, the M2 Systems Shareholders transferred all of their shares of common stock in M2 Systems to us in exchange for an issuance to them of an aggregate of 6,600,000 newly-issued shares of our Common Stock (or 81.21% of our Common Stock), resulting in M2 Systems becoming our wholly-owned subsidiary.

Prior to the Share Exchange, Joseph Adams, our newly appointed CEO and director, and Michael Muscato, our newly appointed Chief Technology Officer and director, owned an aggregate of 100 shares or 100% of the issued and outstanding capital stock of M2 Systems.  Following the Share Exchange, Michael Muscato and Joseph Adams own an aggregate of 6,600,000 shares or 81.21% of our issued and outstanding Common Stock.

At this time, we intend to carry on M2 Systems’ business as our sole line of business which is a developer and operator of technology for financial and healthcare companies.

At Closing, our current officers and directors resigned from their positions and Michael Muscato was appointed and elected as Chief Technology Officer and Director, Joseph Adams was appointed and elected as Chief Executive Officer and Director, Randy Oveson was appointed as Chief Financial Officer and Malcolm Kirschenbaum waw appointed as a Director.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board of directors.

The Share Exchange is being accounted for as a “reverse merger” because the M2 Systems’ Shareholders now own a majority of the outstanding shares of our Common Stock immediately following the Share Exchange.  M2 Systems is deemed the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of M2 Systems and are recorded at the historical cost basis of M2 Systems, and the consolidated financial statements after completion of the Share Exchange include our assets and liabilities and those of M2 Systems, historical operations of M2 Systems, and our operations from the Closing of the Share Exchange.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, because of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange. We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), following the Share Exchange.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange Agreement.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

Overview of M2’s Business

General

M2 Systems is a financial and healthcare services technology company. We develop, operate and license proprietary technology used to enable platform interoperability and in the initiation and settlement of electronic payments/transactions. We own all our intellectual property.  M2 Systems is a preferred software vendor to two government backed healthcare companies and our platform is being used today as a core system in the processing of millions of Medicare claims.

Our products are difficult to replicate and compete in fast growing markets and our IP is patent protected. Given that our fixed costs are largely covered by established recurring revenue, increases in revenue are expected to generate high margin incremental operating income.

Rescission of Previous Transaction with M2 Global

On August 28, 2008, Michael Muscato and Joseph Adams, the original, sole shareholders of M2 Systems Corporation, (the “Original M2 Systems Shareholders”) entered into a Stock Purchase Agreement with M2 Global Ltd., an Antiguan company (the “M2 Global Stock Purchase Agreement”).  Pursuant to the M2 Global Stock Purchase Agreement, M2 Global agreed to pay $32,475,000 payable in the form of a convertible secured promissory note (the “Muscato Note”) issued to the Original M2 Systems Shareholders as consideration for the sale of the M2 Systems shares.  The Muscato Note was issued on August 28, 2008 by M2 Global Ltd. to the Original M2 Systems Shareholders in the principal amount of $32,475,000.

Prior to the Share Exchange Agreement disclosed herein and on September 28, 2009, the M2 Global shareholders of record gave their consent to rescind the M2 Global Stock Purchase Agreement entered into on August 28, 2008 with the Original M2 Systems Shareholders.  In connection with this rescission, all stock purchased under the M2 Global Stock Purchase Agreement was returned to the Original M2 Systems Shareholders and the Original M2 Systems Shareholders delivered the Muscato Note back to M2 Global for cancellation.

Products

Software Licensing

M2 System’s portfolio of software products is focused on delivering real-time transaction processing capability to targeted vertical applications. Our products operate on next generation technology and on methods that we have developed over the course of fifteen years of licensing software to clients in markets like finance, healthcare and transportation with high-availability, high-capacity infrastructures.  M2 Systems currently owns, maintains and develops two software products:

•	ENGIN - interoperability middleware with healthcare vertical plug-in;
•	authENGIN - transaction authentication and settlement software.

ENGIN - ENGIN is an interoperability middleware software product that enables communications between disparate platforms without the engineering burden of various communications architecture. ENGIN substantially automates interaction between legacy systems and other hardware and software installations. It is an enterprise class product that is deployed in numerous large corporations worldwide and in a number of market verticals including Healthcare (Payor Specific Applications), Financial (Electronic Benefits Transfer, Credit and Debit card processing, Prepaid Cards, Automated Settlement), Transportation, Insurance and Telecommunications.  More than 100 million messages per day pass through ENGIN installations.

In 2000, we developed, in close collaboration with a consortium of seven Blue Cross Blue Shield plans, a HIPAA compliant healthcare plug in for ENGIN. The suite of healthcare specific tools that came out of this initiative remains the leading Business Process Automation technology in the global healthcare industry. ENGIN is the first, and still only, HIPAA certified application to combine trading partner interoperability, platform integration, date store/data translation and routing capabilities in one, completely integrated, product suite. As a result it can be deployed quickly and safely in any hardware/software environment – qualities ideally suited to the “need-to-change-now” environment that exists in the US healthcare market today.

M2 Systems offers a 3-tiered messaging broker solution that addresses today’s most pressing application and data integration challenges without disrupting existing assets. The solution provides reliable transformation and exchange of real-time information, delivers industry-leading performance advantages, and allows business decision makers to easily modify and configure rules with an intuitive Graphical User Interface (GUI). ENGIN performs message routing, translation and compounding at the back end – between OLTP systems and the applications that rely on them. The solution enables rapid data exchange based on user-defined business rules for inbound and outbound messages. The platform processes 90% of business rules immediately, so records like payments, claims updates, and order information are routed accurately and rapidly.

The ENGIN solution is unique because M2 Systems offers all three middleware components – message broker, trading partner services and data mart processing. Other vendors offer one or two of the three, and then partner with other providers to complete their offerings. No other company has a fully integrated solution with this kind of end-to-end information integration, however. This is especially important for the healthcare vertical where comprehensive support from one vendor and tight system coupling is so important.  ENGIN is also very flexible when compared to competitive solutions. Other vendors typically recommend rigid, proprietary solutions that require extensive professional services support. The result is a solution that is walled off to some degree. With ENGIN, there is no barrier. The broker resides peacefully between existing systems, databases and applications. All configurations are GUI-driven, with drag and drop manipulation, point and click simplicity, and drop-down menus. There is no coding necessary and no development language to learn.

With ENGIN, enterprises realize a much more cost-effective solution. The integrated GUI interface puts business analysts and users in charge of linking up rules, mapping data transformation and establishing business processes. There’s no need for developers. Non-technical people who understand the data they need to manipulate can configure the system. The solution offers a very user-friendly experience, especially when compared to training a business analyst on Java, for example. Back-end technical support is straight forward, as well. IT staff familiar with TCP/IP, queue set-up and similar functions require very little time and effort for implementation and maintenance.

authENGIN   authENGIN™ was designed specifically for financial institutions that issue domestic and international cards and acquire card transactions through merchants at retail locations, on the web or from ATM's. It is a software product used to acquire, authenticate, route, switch and authorize electronic transactions across multiple delivery channels. Our target clients are international banks and payment processors that prefer to license software instead of investing to develop their own. Every time a consumer uses a credit or debit card, a number of systems are involved, including the merchant processor; Visa, MasterCard, or the ATM; and the card issuer systems. authENGIN essentially provides the "electronic handshake" that connects these systems to complete the transaction.

authENGIN is a secure, flexible and scalable processing system that is easy to implement with very robust management tools and real time transaction authorization and settlement functionality.

In addition to processing millions of Visa, MasterCard, JCB, Discover, STAR and other network transactions, authENGIN provides:

•	Credit and debit card issuing capability;
•	PIN and signature based debit card processing;
•	Card management and authorization;
•	Card production and issuance;
•	Gateway services;
•	Loyalty programs;
•	Bill payment; and
•	Loan programs.

Features of authENGIN that differentiate it from competitive alternatives include:

•	Ability to define transaction processing rules without modifying source code
•	Uses industry-standard technologies such as C++, Java, and XML
•	Supports multiple platforms, allowing institutions to make hardware decisions independent of application software
•	Transaction storage layer
•	Comprehensive reporting tool
•	BIN configuration and cardholder fee management
•	Card management API
•	Manage Cardholders and Cards
•	Deposit and withdraw funds
•	Change and set PINs
•	Obtain cardholder statements
•	OFAC and the latest in Know Your Customer data validation
•	Secure – meets or exceeds Visa and Master Card security requirements
•	Uses industry standard technologies wherever possible

Intellectual Property, Patent Licensing and Operations

M2 Systems owns, maintains and develops patented technologies.

•	Dynamic CVV – patent pending secure card authorization system for card not present transactions.
o	Title: Card Verification Value
o	Applicant: Michael Muscato
o	Registration Number: 60,315
o	Patent Pending

DYNAMIC CVV (SAFE)   Our dynamic CVV technology is the security equivalent of issuing a new credit or debit card to a cardholder for each transaction they make. Actually issuing new cards constantly is not practical of course. With our new patent pending Dynamic CVV technology, however, we have made it possible for cardholders to easily generate and confirm a unique CVV for every card transaction they undertake. A thief who has stolen a card number will not know or be able to guess these dynamic codes because they are always changing and are transaction specific.

Competition

SOFTWARE LICENSING The electronic payments market is highly competitive and subject to rapid change. Generally, our most significant competition comes from in-house information technology departments of potential customers, as well from ACIWorldwide.  Other third party software transaction engine competitors include eFunds Corporation and S1 Corporation, as well as small, more regionally-focused companies such as OpenWay, Distra Pty Ltd. and CTL, Ltd.

In the Healthcare payer market M2 competes with companies like Virtia and to a lesser extent Trizetto and in the general interoperability / BPM market with Microsoft, EDS, TIBCO and Mercator. The general interoperability market can be very competitive which is why M2 tends to focus its development and licensing sales efforts on vertical plug-in opportunities such as healthcare and financial services.

Revenue and Cost Model

We generate revenue from licensing our products to our customers.  Our licensing revenue is largely comprised of paid-up fees supported by annual maintenance fees. We also charge our licensees for support, any and all custom development and, in some cases, per transaction fees. Our business is comprised almost entirely of fixed costs (developers). We are like most software businesses in that once our cost of developing a product is covered incremental sales revenue for this product drops almost entirely down to the bottom line. ENGIN and healthENGIN are mature, and consequently, high margin products. authENGIN is a relatively young application and we are still working to pay back its development costs.

All of our licensed products are based on a “right” to use basis and all maintenance costs are part of the licensed products. They are typically 5 year licenses with a perpetual renewal unless terminated by mutual consent. Our new license model for authENGIN will be based on the same strategy, along with a cost per transaction fee that will based on projected volumes and consumer use. This is standard practice in the financial community as we target a specific vendor in this marketplace.

Competitive Strengths

We are competitively differentiated on several fronts.

In-house Programming.  We have a full in-house development team. In today’s e-commerce environment, many scenarios are constantly encountered that require immediate resolution. Our staff, including Michael Muscato, has decades of programming experience, especially relating to processing technology and systems. We have the ability to both problem solve (fast) and to develop new products in-house.

We are currently the named inventor on two new payment technologies and intend to continue to expand our portfolio of intellectual property.

Highly Scalable Platform.  Our scalable, efficient operating structure allows us to expand our operations easily and without significantly increasing our fixed costs.

Stable and Recurring Revenue Base.  Our business is characterized by sources of revenue that are fee orientated. We also have little incremental cost to add transactions to our network.

Employees

As of September 25, 2009, we had a total of 43 employees. We believe that our employee relations are good. Our employees are not subject to any collective bargaining agreements, and we are not aware of any current efforts to implement such agreements.

RISK FACTORS

Investing in CAEG’ shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect CAEG’ business, financial condition and results of operations and cause a decline in the market price of its shares. You should carefully consider all of the risks described in this Form 8-K, in addition to the other information contained in this Form 8-K, before you make an investment in CAEG’ shares.  Unless otherwise indicated, references to “CAEG” shall include its operating subsidiary M2 Systems.

Risks Related to Our Business

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently have employment agreements with our officers. We do not maintain key man life insurance on the lives of these individuals.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may never issue dividends.

We did not declare any dividends for the year ended July 31, 2008 and have not declared any dividends to date in 2009. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Future acquisitions may have an adverse effect on our ability to manage our business.

If we are presented with appropriate opportunities, we may acquire complementary technologies or companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

Changes in government regulations and laws affecting the IT industry, including accounting principles and interpretations and the taxation of domestic and foreign operations, could adversely affect our results of operations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

Risks Related to Our Industry

Our ability to continue to develop and expand our product offerings to address emerging business demands and technological trends will impact our future growth. If we are not successful in meeting these business challenges, our results of operations and cash flows will be materially and adversely affected.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or services which make our offerings obsolete. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in backup and disaster recovery solutions will impact our future revenue growth and earnings.

The primary market for our product is a highly competitive market. If we are unable to compete in this highly competitive market, our results of operations will be materially and adversely affected.

Our competitors include large, technically competent and well capitalized companies. As a result, the markets which we serve are highly competitive. This competition may place downward pressure on operating margins in our industry. As a result, we may not be able to maintain our current operating margins for our product offerings in the future.

Any reductions in margins will require that we effectively manage our cost structure. If we fail to effectively manage our cost structure during periods with declining margins, our results of operations will be adversely affected.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

Prior to the closing of the Share Exchange Agreement, there has been no public trading market for our shares. If an active trading market for our shares does not develop and continue, your investment may lack liquidity and the value of our shares may decline.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above the initial public offering price.

The price of our shares after the closing of this offering may fluctuate widely, depending upon many factors, including:

•	the perceived prospects for the our industry in general;
•	differences between our actual financial and operating results and those expected by investors;
•	changes in the share price of public companies with which we compete;
•	news about our industry and our competitors;
•	changes in general economic or market conditions including broad market fluctuations;
•	adverse regulatory actions; and
•	other factors listed in this section or otherwise.

Our shares may trade at prices significantly below current levels in which case, holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company’s common equity drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We will incur increased costs as a result of being an operating public company.

As an operating public company, we will incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated. For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Such additional costs going forward could negatively impact our financial results.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company after completion of this offering. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

Management’s Discussion and Analysis or Plan of Operation

We did not conduct any operations during periods up through the date of the acquisition of control of M2 Systems.  However, we have included elsewhere in this report the historical consolidated financial statements of CAEG for the fiscal years ended July 31, 2009 and 2008.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of CAEG for the fiscal years ended July 31, 2009 and 2008and should be read in conjunction with such financial statements and related notes included in this report.

Management’s discussion and analysis contains various forward-looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or use of negative or other variations or comparable terminology.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  See “Risk Factors” elsewhere in this Form 8-K

OUR BUSINESS

On September 30, 2009, we entered into a Share Exchange Agreement for the purchase of 100% of the shares of M2 Systems in exchange for the issuance of 6,600,000 shares of our Common Stock.  The closing of the transaction took place on September 30, 2009 and, pursuant to the terms of the Share Exchange Agreement, M2 Systems became our wholly-owned subsidiary.

M2 Systems is a financial and healthcare services technology company. We develop, operate and license proprietary technology used to enable platform interoperability and in the initiation and settlement of electronic payments/transactions. We own all our intellectual property.  M2 Systems is a preferred software vendor to two government backed healthcare companies and our platform is being used today as a core system in the processing of millions of Medicare claims.

RESULTS OF OPERATIONS

Results of Operations for the Three Month Period ended June 30, 2009 Compared to the Three Month Period ended June 30, 2008

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

	Three Months Ended
	June 30,
	2009	2008

CONTRACT REVENUES EARNED	$1,096,490	$347,476
COST OF REVENUE	9,605	35,165
GROSS PROFIT	$1,086,885	$312,311

OPERATING EXPENSES
Salaries	541,881	543,022
Professional services	17,568	15,710
General and administrative expense	287,824	292,612
Rent	58,461	36,826
Depreciation and amortization	21,659	93,559
Total operating expenses	927,393	981,729

INCOME (LOSS) FROM OPERATIONS	159,492	(669,418)

OTHER INCOME (EXPENSE)
Other income	1,124	-
Interest expense	(2,466)	(135,000)
Total other income (expense)	(1,342)	(135,000)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	$158,150	$(804,418)

Provision for income taxes	(22,000)	-
	(22,000)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS	$136,150	$(804,418)

Contract Revenue Earned:

Contract revenue earned increased by $749,014, or 215.6%, from $347,476 for the three month period ended June 30, 2008 to $1,096,490 for the three month period ended June 30, 2009.

Operating Expenses:

Operating expenses decreased by $54,336, or 5.5%, from $981,729 for the three month period ended June 30, 2008 to $927,393 for the three month period ended June 30, 2009.

Income from Operations:

Income from operations increased by $828,910, from a loss of $669,418 for the three month period ended June 30, 2008 to income of $159,492 for the three month period ended June 30, 2009 mainly due to the decrease in revenue.

Interest Expense:

Interest expense for the three month period ended June 30, 2009 and 2008 was $3,342 and $135,000, respectively, a decrease of $133,658, or 99.0%. The decrease in interest expense for the period was a result of the paydown of a significant portion of our debt.

Net Income (loss):

Net Income was $136,150 for the three month period ended June 30, 2009, compared to a new loss of $804,418 for the three month period ended June 30, 2008, an increase of $940,568. The increase in our net income for the three month period was a result of our increased revenues.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2009, we had positive working capital of $297,596 compared to negative working capital of $1,292,988 at June 30, 2008. Our balance of cash and cash equivalents at June 30, 2009 was $309,090.

Our primary uses of cash have been for developing our software for the financial and healthcare services, marketing expenses, employee compensation, new product development and working capital. All cash we receive have been expended in the furtherance of growing the business and establishing our software.

Impact of Inflation

We expect to be able to pass inflationary increases for raw materials and other costs on to our customers through price increases, as required, and do not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended December 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently issued accounting pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below:

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

Subsequent Events

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”.(“SFAS No. 165”) This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009.  The Company has adopted SFAS No. 165 and is evaluating the effect it will have on its financial statements.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued FSP FAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The implementation of FSP FAS No. 157-4 did not have a material on the Company’s financial position and results of operations.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments ". The objective of an other-than-temporary impairment analysis under existing U.S. generally accepted accounting principles (GAAP) is to determine whether the holder of an investment in a debt or equity security for which changes in fair value are not regularly recognized in earnings (such as securities classified as held-to-maturity or available-for-sale) should recognize a loss in earnings when the investment is impaired. An investment is impaired if the fair value of the investment is less than its amortized cost basis. FSP FAS No. 115-2 and FAS No. 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted.  The implementation of FSP FAS No. 115-2 and FAS No. 124-2 did not have a material impact on the Company’s financial position and results of operations.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP FAS No. 107-1 and APB No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments". This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The Company has adopted “FSP” No. SFAS 107-1 and APB 28-1 and is evaluating the effect it will have on its consolidated financial statements.

Amendments to the Impairment Guidance of EITF Issue No. 99-20

In January 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20". This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an otherthan- temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. This Issue is effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The adoption of FSP EITF 99-20-1 did not have a material effect on the Company’s consolidated financial statements

Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

In June 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 09-1, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”. This Issue is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. Share lending arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity has not reached a final settlement as of the effective date are within the scope of this Issue. This Issue requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. This Issue is effective for arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Early adoption is not permitted. The Company is currently assessing the impact of FSP EITF 09-1 on its financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The implementation of FSP FAS No. 142-3 is not expected to have a material impact on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 did not have a material effect on the Company’s consolidated financial statements

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. SFAS No. 157 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009. The adoption of SFAS No.157 on January 1, 2009 for financial assets and liabilities did not have a material effect on the Company’s consolidated financial statements.

Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders

The following table sets forth the number of shares of common stock of CAEG, beneficially owned by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting of Securities(1)

Michael A. Muscato 2301 Maitland Center Parkway Suite 240 Maitland, Florida 32751	4,400,000	54,14%

Joseph W. Adams 2301 Maitland Center Parkway Suite 240 Maitland, Florida 32751	2,200,000	27.07%

Malcolm Kirshenbaum 516 Delannoy Ave Cocoa, Florida 32922	0	0%

Randy Oveson 4044 W. Lake Mary Blvd Unit#104-120 Lake Mary, Florida 32746	0	0%

All Officers and Directors as a group (4 persons)	6,600,000	81.21%
____________________________

(1)            Based on 8,127,500 common shares issued and outstanding as of September 30 2009, including shares issued pursuant to the Closing but not including the shares that are subject to cancellation by the resigning officer and director within 120 days of the Closing Date.

Directors and Executive Officers Following the Change in Control Transaction

Executive Officers and Directors

The following discussion sets forth information regarding the executive officers and directors of CAEG as at the date hereof.  The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he/she has held in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Michael A. Muscato	51	Chief Technology Officer, Chairman of the Board of Directors
Joseph W. Adams	53	Chief Executive Officer and Director
Randy Oveson	47	Chief Financial Officer
Malcolm Kirschenbaum	68	Director

A brief biography of each of the officers and directors is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Currently there is no employment contract between the Company and its officers and directors.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, employees and directors, including our Chief Executive Officer and senior executives. This Code of Ethics is filed herewith as Exhibit 14.1.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Compensation of Executive Officers and Directors

During the year ended July 31, 2009, no officer or director of CAEG or M2 earned more than US $150,000.

Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Description of Securities

As of September 23, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of September 23, 2009 and immediately after Closing, an aggregate of 13,127,500 shares of Common Stock were outstanding, including shares issued pursuant to the Closing and also including the 5,000,000 shares that are subject to cancellation by the resigning officers and directors within 120 days of the Closing Date.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “CAEG.”  Our Common Stock listed at or near ask prices at any given time may be relatively small or non-existent. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future. You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report. We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Holders

As of September 23, 2009, 13,127,500 shares of Common Stock are issued and outstanding, including the 5,000,000 shares issued to Diane Pyun that are being held in escrow and subject to cancellation within 120 days from Closing.  There are approximately 40 shareholders of our Common Stock.

Transfer Agent and Registrar

Globex Transfer, LLC is currently the transfer agent and registrar for our Common Stock.  Its address is 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.  Its phone number is (386) 206-1133.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of fdirectors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans as of September 23, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Legal Proceedings

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Changes in and Disagreements with Accountants

Webb & Co., P.A. (“Webb & Co.”) has served as our independent auditor in connection with the audits of CAEG’s financial statements for the fiscal years ended July 31, 2009 and 2008 and review of the subsequent interim period through September 30, 2009.  In connection with the Share Exchange Agreement, our board of directors recommended and approved the appointment of Jewett Schwartz Wolfe & Associates (“JSWA”) as the independent auditor for CAEG and M2 Systems.

During the fiscal years ended July 31, 2009 and 2008 and through the date hereof, neither us nor anyone acting on our behalf consulted JSWA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CAEG’s financial statements, and neither a written report was provided to us or oral advice was provided that JSWA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Indemnification of Directors, Officers and Consultants

Our Articles of Incorporation provide that no director, officer of or consultant to the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends is not so eliminated.  The corporation shall advance or reimburse reasonable expenses incurred by an affected officer, director or consultant without regard to the above limitations, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation. Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to this Share Exchange, on September 30, 2009, we issued 6,600,000 shares of our Common Stock to the M2 Systems Shareholders in exchange for 100% of the shares of M2 Systems.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.01Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, effective September 30, 2009, we issued 6,600,000 shares of our Common Stock to the M2 Systems Shareholders.  In connection with this transaction, we also entered into a cancellation agreement with Diane Pyun, whereby Diane Pyun has agreed to deposit her 5,000,000 shares in escrow and cancel all 5,000,000 shares within 120 days following the Closing of the Share Exchange Agreement. As such, and in connection with the Closing, immediately following the cancellation of the 5,000,000 shares owned by Diane Pyun, there will be a change of control with Michael Muscato owning 4,400,000 shares or 54.13% of the outstanding shares.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Share Exchange Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Diane Pyun resigned as our director and from all offices of CAEG and Irv Pyun resigned as our Secretary.

Further, effective September 30, 2009, Michael A. Muscato was appointed as our Chief Technology Officer and Chairman of the Board of Directors, Joseph W. Adams was appointed as our Chief Executive Officer and Director, Randy Oveson was appointed Chief Financial Officer and Malcolm Kirschenbaum was appointed as a Director.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

Effective September 30, 2009, Diane Pyun resigned as the director of CAEG. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

Effective September 30, 2009, Diane Pyun resigned as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer.

Effective September 30, 2009, Irv Pyun resigned as our Secretary.

(c)   Appointment of Directors and Officers

Effective immediately at the Closing Date, the following persons were appointed as our director and officer:

NAME	AGE	POSITION
Michael A. Muscato	51	Chief Technology Officer and Chairman of the Board of Directors
Joseph W. Adams	53	Chief Executive Officer and Director
Randy Oveson	47	Chief Financial Officer
Malcolm Kirschenbaum	68	Director

The business background descriptions of the newly appointed director and officer are as follows:

Michael A. Muscato: Chief Technology Officer and Chairman, Mr. Muscato is an entrepreneur with 30 years experience in the software industry. He started with Martin Marietta Information Systems building a Public Health Information System (PHAMIS) utilizing fault-tolerant computers. He has held numerous technology leadership positions where he was responsible for architecting business enterprise solutions. He was the lead architect responsible for building an Electronic Funds Transfer Network (HONOR/STAR) supporting debit cards in a shared environment. It was one of the first of its kind. His responsibilities included engineering, database management, network engineering and planning data centre operations and customer service for the HONOR Network to primarily support Debit cards in a shared environment.

In 1986 Mr. Muscato formed Muscato Corporation as a consulting firm specializing in application interoperability for banks and financial institutions that eventually expanded into several vertical markets. He served as Chairman and Chief Executive Officer for 14 years. Muscato Corporation developed middleware architecture and leading edge applications infrastructure centered around its technologies. Muscato Corporation developed its proprietary platform known as "ENGIN" (Enterprise Generic Integrator). Its customer base included companies such as Citicorp, Delta Airlines and many large healthcare providers. In the ensuing years, under his guidance Muscato Corporation became a multi-million dollar global organisation which was later sold to a public company in March 2000.

In February 2001, Mr. Muscato founded M2 Systems, which repurchased Muscato Corporation.  The same year he formed Symmetrex Corporation, a transaction application service provider, established to provide a turn-key service company geared for electronic payments (prepaid, remittance, payroll and stored value cards) and the automation of health-care claims processing utilising the payments infrastructure. Symmetrex was sold to a private company in September 2006.

Joseph W. Adams: Chief Executive Officer and Director, Joe Adams has over 25 years experience in the information technology and healthcare industries. Mr. Adams has successfully held senior level positions ranging from vice president to President and chief executive officer in companies specializing in healthcare insurance, EDI, electronic commerce, and enterprise application integration markets. He has extensive business and technical experience in providing leadership, direction, and management of a successful organization.

Mr. Adams has prior senior executive experience working at companies such as Muscato Corporation, a multi-million dollar global organization specializing in financial interoperability for banks and financial institutions along with administrative and financial interoperability for the health care market; a Blue Cross and Blue Shield Plan doing over $500M in annual revenues; an Application Services Provider company that offered electronic commerce solutions for the health insurance payer market; and a company that offered electronic claims processing solutions.

He was one of the principals responsible for the strategic vision, design, and implementation of a national company that offered a transaction network/system for the use of e-commerce, electronic data interchange and financial transactions in the health care industry. He was also an officer on the board of directors.

Randy Oveson: Chief Financial Officer, Mr. Oveson started his career in 1987 as a Financial Analyst with Suite Thinking, Inc., a boutique hospitality consulting firm in Newport Beach, CA. There Mr. Oveson developed systems and processes used to analyze dozens of hotels in various operational categories. Mr. Oveson also acted as liaison between hotel owners and management companies, meeting with each monthly and utilizing the proprietary systems developed he was able to increase the profitability of all hotels placed in the Suite Thinking portfolio.

Upon completion of his MBA at Pepperdine University in 1989 Mr. Oveson was offered the position of VP of Finance and Technology of Osar, Ltd., a hotel management company, where Mr. Oveson oversaw the acquisition, asset and financial management, and human resources of 5 hotels through 1994. From 1994 to 1998 he pursued various start-up opportunities in the aerospace, manufacturing, brokerage, and action sports industries where he acted as CFO and in some cases CFO and CIO of these start-up ventures. In 1998 he joined In Touch Communications, Inc. a leader in prepaid home phone service, located in Lake Forest, CA. There Mr. Oveson helped the company grow to become the largest alternative home dial-tone company in the State.

He has now spent ten years in the rapidly growing prepaid industry. He has been instrumental in the business development of prepaid telecommunications, stored-value, and electronic bill payment companies. Mr. Oveson has worked with TransFirst, a multi-billion dollar merchant processing group, as AVP of Business Development leading the product development and sales of prepaid debit cards, prepaid telecommunication products, prepaid open-loop gift cards, money remittance, and electronic bill-pay products. During this time Mr. Oveson has also directed the start-up company, Debit Resources, which provides IVR and telecommunication services in support of Prepaid Stored Value cards issued through numerous prepaid processors. In 2005 Mr. Oveson joined M2 Systems/Symmetrex as CFO where his skills and knowledge of the prepaid industry helped the Symmetrex processing company through a significant growth phase and sale. He holds joint responsibility today as CFO of M2 Systems Corporation and COO of FirstPay Limited where he is responsible for payment services development and the processing center management for payment products.

Malcolm Kirschenbaum: Director, After Mr. Kirschenbaum graduated from University of Florida Law School in 1964, he began his career as a business lawyer at the firm of Gray, Harris & Robinson, Attorneys at Law in Melbourne , Florida where he continues Of Counsel. Over the years he has obtained extensive experience in banking and real estate law, as well as transportation issues, which led to various directorships and chairman positions almost from the beginning of his career.

From 1972 to 1978 Mr. Kirschenbaum served as Director of United National Bank, Cocoa Beach, Florida. He also served as Director of Merritt Square Bank of Merritt Island, and subsequently he served until 1999 as Director of Merritt Island Bank of Merritt Island, Florida. He is currently a Director and substantial shareholder of Prime Bank.

He was appointed by the Governor of Florida, the Speaker of the House and the President of the Senate of The State of Florida as Chairman of the Florida High Speed Rail Transportation Commission from 1988 to 1990, which focuses on the advancement of the development of a Statewide High Speed Rail System in Florida. This distinguished position led to his appointment as Chairman of Florida Transportation Commission from 1994 to 1998.

In 1979 he became President and Owner of EKS, Inc., a real estate development firm located in Cocoa, Florida. He remains President and Co -Owner of EKS, which focuses on new construction and single family homes.
Beginning in February of 1994 he became part owner of TGO Realty, Inc. located in Titusville, Florida. In February of 1996, he became part owner of Mowbray Land Trust of Melbourne, Florida. And in April of 1998 he became part owner of High Point Property Trust of Cocoa, Florida. Mr. Kirschenbaum remains part owner of all three.

Currently, Mr. Kirshenbaum is Of Counsel at Gray, Harris & Robinson, Vice Chairman of Ron Jon Surf Shop, Inc. and most notably a member of The Freedom Forum and Newseum Board of Trustees where he is Chairman of the Finance/ Investment Committee. The Freedom Forum and Newseum Board of Trustees is a nonpartisan foundation dedicated to free press, free speech and free spirit for all people founded in 1991 and is made up of various high profile media and civic leaders, such as Tom Daschle, U.S. Senate Majority Leader and Kenneth A. Paulson, editor of USA TODAY.

Mr. Kirshenbaum considers his civic duty essential and notably has served on a comprehensive list of various groups and organizations. These include: former Member of Brevard Community College Board of Trustees, Member and former Chairman of Cape Canaveral Hospital Foundation, former Member and Chairman of Cape Canaveral Hospital Board of Trustees, Member Board of Trustees, Florida Institute of Technology, Chairman, Leadership Giving of UNITED WAY, former Member and Chairman of WMFE (Public Television & Radio) Board of Trustees and Member, Board of Directors, Florida 2012, Effort to bring Olympic Games to Florida.

d) Employment Agreements of the Executive Officers

We do not currently have any employment agreements with any of our employees, officers or directors

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2009, the Board of Directors of CAEG authorized the change in the fiscal year end of CAEG from July 31 to December 31.

Item 5.06  Change in Shell Company Status

As explained more fully in item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of this transaction. As a result of the Share Exchange Agreement, M2 Systems became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the Share Exchange Agreement, please see information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The Audited Financial Statements for M2, consisting of balance sheets, dated as of December 31, 2007 and 2008, and statements of operations and statements of cash flows for the two fiscal years ended December 31, 2008 are filed as Exhibit 99.1 to this current report on Form 8-K.  The Unaudited Financial Statements of M2 for the six months ended June 30, 2009 are filed as Exhibit 99.2 to this current report on Form 8-K.

(b)	Pro Forma financial information

The Unaudited Pro Forma Financial information of CAEG and M2 for the period ended December 31, 2008 and 2007, respectively, related to the acquisition of M2 are filed as Exhibit 99.3 to this current report on Form 8-K.

(c)	Shell company transactions

Not applicable

(d)	Exhibits

10.1	Share Exchange Agreement by and among Color Accents Holdings, Inc., M2 Systems Corporation, M2 Systems Shareholders and Diane Pyun dated September 30, 2009

14.1	Code of Ethics

99.1	Financial Statements for the Years Ended on December 31, 2008 and December 31, 2007.

99.2	Unaudited Financial Statements of M2 for the six months ended June 30, 2009.

99.3	Unaudited Pro Forma Financial information of CAEG and M2 for the period ended December 31, 2008, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLOR ACCENTS HOLDINGS INC.

Date: September 30, 2009	By:	/s/ Michael A. Muscato
Michael A. Muscato Chairman of the Board of Directors